Exhibit 10.24

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made as of January 24, 2007, among State Auto Financial Corporation, an Ohio corporation (“State Auto Financial”), State Auto Property and Casualty Insurance Company, an Iowa-domiciled insurance company (“State Auto P&C”), State Automobile Mutual Insurance Company, an Ohio-domiciled mutual insurance company (“State Auto Mutual”), and Robert P. Restrepo, Jr. (“Executive”).

Background Information

A. The parties to this Amendment (the “Parties”) entered into an Employment Agreement dated as of March 2, 2006 (the “Employment Agreement”), regarding the Executive’s employment relationship with State Auto P&C. The Parties desire to amend the Employment Agreement as provided in this Amendment. The Employment Agreement, as amended by this Amendment, is hereinafter collectively referred to as the “Agreement.”

Statement of Agreement

The Parties hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

§1. Definitions. All capitalized terms used in this Amendment but which are not otherwise defined herein shall have the respective meanings given those terms in the Employment Agreement.

§2. Base Salary. Effective as of January 1, 2007, the Base Salary of Executive shall be $675,000.

§3. Supplemental Retirement Plan. As soon as reasonably practicable following the execution of this Amendment, State Auto P&C shall implement a Supplemental Executive Retirement Plan (the “SERP”) for Executive generally reflecting the supplemental retirement benefits outlined in the attached Exhibit A. These supplemental retirement benefits are being provided in accordance with Article IV(F)(2) of the Employment Agreement. Any documents executed by the Parties to implement the SERP (the “SERP Documents”) shall control the terms and conditions of Executive’s supplemental retirement benefits, and in the event of any inconsistencies between the provisions of the SERP Documents and the attached Exhibit A, the provisions of the SERP Documents shall control.

§4. Relocation Matters.

(a) State Auto shall reimburse Executive for all moving expenses (the “Moving Expenses”) associated with relocating Executive and his family from his residence in Jacksonville Beach, Florida (the “Florida Residence”), to the Columbus, Ohio metropolitan area.

(b) The Parties acknowledge that Executive has been reimbursed for his temporary living expense since he was hired in February 2006, and he will continue to be so reimbursed for such expenses in accordance with this subsection (b). The purpose of this subsection (b) is to clarify and set forth the prior and ongoing obligations of the Parties with respect to these reimbursements. Accordingly, the Parties agree as follows:

(i) State Auto shall reimburse Executive for Executive’s temporary living expenses associated with the performance of his duties at or from State Auto’s home office or the Florida Residence (the “Temporary Living Expenses”) in an aggregate amount up to the following (the “Total Reimbursement”): (A) $9,000; times (B) the number of months in the period commencing February 2006 and ending on the earlier of (1) the date Executive completes his relocation to the Columbus, Ohio metropolitan area, or (2) July 1, 2007 (the “Reimbursement Period”).

(ii) Executive shall submit appropriate reports to State Auto for purposes of documenting his Temporary Living Expenses.

(iii) At the end of the Reimbursement Period, the Parties shall perform a reconciliation of the documented Temporary Living Expenses and the Total Reimbursement paid during the Reimbursement Period. To the extent that the Total Reimbursement exceeds the documented Temporary Living Expenses, Executive shall promptly pay such excess to State Auto. However, State Auto shall no have any obligation to make any additional payment to Executive to the extent that the documented Temporary Living Expenses exceed the Total Reimbursement.

(iv) State Auto’s obligation to reimburse Executive for the Temporary Living Expenses shall terminate on the earlier of (A) the date Executive completes his relocation to the Columbus, Ohio metropolitan area, or (B) July 1, 2007.

(v) By way of illustration, and not in limitation, Temporary Living Expenses shall include the following: (A) storage expenses of Executive’s household goods; (B) rent expense associated with the Florida Residence; (C) commuting expenses associated with Executive’s travel to and from the Florida Residence and State Auto’s home office; and (D) hotel and meal expenses associated with the performance of Executive’s duties at or from State Auto’s home office.

(c) State Auto shall reimburse Executive for his actual house hunting expenses incurred in connection with searching for a residence in the Columbus, Ohio metropolitan area (the “House Hunting Expenses”). The Moving Expenses, the Temporary Living Expenses and the House Hunting Expenses are hereinafter collectively referred to as the “Relocation Expenses.”

(d) The amounts paid to Executive for the Relocation Expenses shall include an additional amount that represents a gross up of the taxes due for that particular amount of income to Executive.

(e) State Auto shall purchase, or cause to be purchased, the Massachusetts Residence, as further described in §5, below.

§5. Purchase of Massachusetts Residence. Based upon its review of the matter, the STFC Compensation Committee has concluded that the Executive’s inability to sell his residence in Worcester, Massachusetts (the “Massachusetts Residence”), in a timely manner and at an appropriate price has been a considerable barrier to Executive relocating himself and his family to Columbus, Ohio. Furthermore, the STFC Compensation Committee has concluded that, based upon its review of the Appraisals (as defined below) and a representation from Executive as to his “cost basis” in the Massachusetts Residence, Executive will most likely suffer a significant financial loss in connection with his sale of the Massachusetts Residence.

Accordingly, in order to facilitate, expedite and encourage the Executive’s relocation to Columbus, Ohio, to partially mitigate the Executive’s financial loss with respect to his sale of the Massachusetts Residence, and to provide a source of equity with which to purchase a residence in the Columbus, Ohio metropolitan area, the Parties agree as follows:

(a) State Auto shall purchase, or cause to be purchased, the Massachusetts Residence for a purchase price of $1,815,000 (the “Purchase Price”). The Parties acknowledge and agree that the Purchase Price represents the average appraised value of the Massachusetts Residence based upon two appraisals performed at the direction of the STFC Compensation Committee (the “Appraisals”). One Appraisal is set forth in a report dated October 6, 2006, and the other Appraisal is set forth in a report dated October 10, 2006, with each Appraisal being performed by a separate, independent appraiser. In connection with the purchase of the Massachusetts Residence:

(i) Executive shall execute and deliver a contract of sale for the Massachusetts Residence at the Purchase Price and such other documents as may be reasonably requested by State Auto or its agents to facilitate the purchase of the Massachusetts Residence; and

(ii) In connection with the closing of the purchase of the Massachusetts Residence, State Auto shall arrange to pay Executive, by wire transfer or any other method acceptable to Executive, the Executive’s “net equity position” in the Massachusetts Residence, which amount shall be determined and mutually agreed-to by the Parties at such closing.

(b) As soon as practicable following the execution of this Amendment, State Auto shall pay Executive, by wire transfer or any other method acceptable to Executive, a one-time payment of $500,000 (the “One-Time Payment”). Executive represents and warrants to State Auto that, even after receipt of the One-Time Payment, Executive will suffer a financial loss in connection with his sale of the Massachusetts Residence at the Purchase Price.

(c) Executive agrees that as soon as practicable, but in no event later than August 1, 2007, he shall relocate himself and his family to the Columbus, Ohio metropolitan area.

(d) Executive agrees that, if Executive voluntarily terminates his employment with State Auto on or prior to March 1, 2009, then Executive shall reimburse State Auto 100% of all Relocation Expenses paid by State Auto and 100% of the One-Time Payment.

§6. Tax Matters. Executive acknowledges that the Relocation Expenses and the One-Time Payment payable pursuant to this Amendment shall be treated as compensation income to Executive, and as such, Executive shall be responsible for the tax consequences associated with the Relocation Expenses and One-Time Payment. Notwithstanding the foregoing, payments with respect to the Relocation Expenses and One-Time Payment shall be subject to all applicable tax withholding requirements to which State Auto is subject.

§7. Captions. The captions of the various sections of this Amendment are not part of the context of this Amendment, but are only labels to assist in locating those sections, and shall be ignored in construing this Amendment.

§8. Construction. This document is an amendment to the Employment Agreement. In the event of any inconsistencies between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall control. Except as modified by this Amendment, the Employment Agreement shall continue in full force and effect without change.

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Signature Page to Amendment to Employment Agreement

/s/ Robert P. Restrepo, Jr.
ROBERT P. RESTREPO, JR.

STATE AUTO FINANCIAL CORPORATION		STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By	/s/ Paul S. Williams	By	/s/ Marsha P. Ryan
	Paul S. Williams, Chairperson of the Compensation Committee		Marsha P. Ryan, Chairperson of the Nominating and Governance Committee

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

By	/s/ Paul S. Williams
Paul S. Williams, Chairperson of the Compensation Committee

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